Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the Incorporation by reference in this Registration Statement on Form S-8 of Motient Corporation and Subsidiaries of our report dated July 2, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in Motient Corporation and Subsidiaries' Annual Report on Form 10-K as of and for the year ended December 31, 2003. We also consent to the reference to us as "Experts" in such registration statement.

/s/ FREIDMAN LLP
----------------
Freidman LLP

Livingston, New Jersey
July 2, 2004